UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2020

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

VMED O2 UK Holdco 4 Limited (an indirect wholly-owned subsidiary of Liberty Global plc (“Liberty Global”)) has entered into the financing described below by way of an additional facility to be drawn under the senior facilities agreement originally dated 7 June 2013 between, among others, Virgin Media Investment Holdings Limited as the company, The Bank of Nova Scotia as facility agent and Deutsche Bank AG, London Branch as security trustee (as amended and/or restated from time to time) (the “VM Credit Facility”).

The financing is entered into in relation to the previously announced agreement between Liberty Global and Telefónica, S.A. (“Telefónica”), to form a joint venture through the merger, combination and/or contribution of their respective operating businesses in the United Kingdom (the “Joint Venture Transactions”). As part of the consummation of the Joint Venture Transactions, (i) Liberty Global will contribute or otherwise transfer Virgin Media Inc. and certain of its subsidiaries, to VMED O2 UK Limited, a newly formed joint venture entity (the “JV Entity”), (ii) Telefónica will contribute O2 Holdings Limited and its subsidiaries (the “O2 Group”) to the JV Entity, and (iii) each of Liberty Global and Telefónica will own a 50% interest in the JV Entity.

On December 7, 2020, VMED O2 UK Holdco 4 Limited and The Bank of Nova Scotia as facility agent, among others, entered into a £1,500.0 million ($2,003.7 million at the December 7, 2020 exchange rate) additional facility accession deed (the “Facility P Accession Deed”) pursuant to the VM Credit Facility. Under the terms of the Facility P Accession Deed, certain lenders have agreed to provide a £1,500.0 million term loan facility (“Facility P”) to VMED O2 UK Holdco 4 Limited as an additional facility under the VM Credit Facility.

The final maturity date for Facility P will be January 31, 2026. Facility P will bear interest at a rate of LIBOR (as defined in the Facility P Accession Deed) plus 2.75% per annum. Facility P can be utilized by VMED O2 UK Holdco 4 Limited for its general corporate and/or working capital purposes including, without limitation, the payment of a distribution out of the Bank Group (as defined in the VM Credit Facility) in connection with the Joint Venture Transactions, the redemption, refinancing, repayment or prepayment of existing indebtedness of the Bank Group and/or the payment of any fees and expenses in connection with Facility P and other transactions related thereto and/or (provided that the Joint Venture Transactions have completed) the redemption, refinancing, repayment or prepayment of any existing indebtedness of the O2 Group.

The Facility P Accession Deed provides that the lenders under Facility P consent to the amendments to the covenants and other provisions of the VM Credit Facility and the other Finance Documents (as defined in the VM Credit Facility) outlined in the Facility P Accession Deed (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the VM Credit Facility, such amendments may be implemented at the election of Virgin Media Investment Holdings Limited.

The foregoing description of Facility P and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Facility P Accession Deed (a copy of which is attached hereto as Exhibit 4.1).

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

4.1
Facility P Accession Deed dated December 7, 2020 and entered into between Virgin Media Investment Holdings Limited as the Company, VMED O2 UK Holdco 4 Limited as Borrower, The Bank of Nova Scotia as the Facility Agent and the Additional Facility P Lenders (as defined therein).

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: December 11, 2020